CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated December 29, 2011 on Dreyfus Dynamic Alternatives Fund, Inc. for the fiscal year ended October 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form N-1A Nos. 333-163566 and 811-22361) of Dreyfus Dynamic Alternatives Fund, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

February 27, 2012